EXHIBIT (99)(a)
NEWS RELEASE
                                                                                                                                                                                                   July 18, 2005
Contact:            Tony W. Wolfe
President and Chief Executive Officer

A. Joseph Lampron
Executive Vice President and Chief Financial Officer
828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc., the parent company of Peoples Bank, reported net income of $1.6 million, or $0.47 basic net income per share and $0.46 diluted net income per share, for the three months ended June 30, 2005 as compared to $1.1 million or $0.31 basic and diluted net income per share, for the same period one year ago. During first quarter 2005, the Company declared and distributed a 10% stock dividend to its shareholders. June 30, 2004 per share amounts have been restated to reflect the stock dividend.

Tony W. Wolfe, President and Chief Executive Officer, attributed the increase in second quarter earnings to an increase in net interest income, an increase in non-interest income and a decrease in the provision for loan losses, which were partially offset by an increase in non-interest expense.

Net interest income increased 14% to $6.7 million for the three months ended June 30, 2005 compared to $5.8 million for the same period one year ago. This increase is attributable to an increase in interest income due to increases in the prime rate resulting from Federal Reserve interest rate increases combined with an increase in the average outstanding balance of investment securities available for sale. Net interest income after the provision for loan losses increased 19% to $5.9 million for the three months ended June 30, 2005 compared to $5.0 million for the same period one year ago. The provision for loan losses for the three months ended June 30, 2005 was $723,000 as compared to $868,000 for the same period one year ago. This decrease is due to a $10.3 million reduction in classified loans as of June 30, 2005 when compared to June 30, 2004.

Non-interest income increased 20% to $1.8 million for the three months ended June 30, 2005, as compared to $1.5 million for the same period one year ago. The increase in non-interest income is primarily due to an increase of $73,000 in NSF fees, $70,000 in check cashing fees, $39,000 in miscellaneous fee income, $41,000 in debit card fee income and an increase of $17,000 in mortgage banking income.

Non-interest expense increased 9% to $5.3 million for the three months ended June 30, 2005, as compared to $4.9 million for the same period last year. The increase in non-interest expense included: (1) an increase of $205,000 or 7% in salaries and benefits expense due to normal salary increases and increased incentive expense, (2) an increase of $95,000 or 11% in occupancy expense due to an increase in furniture and equipment expense and lease expense, and (3) an increase of $127,000 or 10% in non-interest expenses other than salary, benefits and occupancy expenses, which included an increase in advertising expense of $40,000.

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE TWO

Year-to-date net income as of June 30, 2005 was $2.9 million, or $0.84 basic net income per share and $0.82 diluted net income per share as compared to $2.3 million, or $0.66 basic net income per share and $0.65 diluted net income per share, for the same period one year ago.

The increase in year-to-date earnings is primarily attributable to an increase in net interest income, an increase in non-interest income and a decrease in the provision for loan losses, which were partially offset by an increase in non-interest expense.

Net interest income increased 10% to $12.9 million for the six months ended June 30, 2005 compared to $11.7 million for the same period one year ago. This increase is attributable to an increase in interest income due to increases in the prime rate resulting from Federal Reserve interest rate increases combined with an increase in the average outstanding balance of investment securities available for sale. Net interest income after the provision for loan losses increased 15% to $11.5 million for the six months ended June 30, 2005 compared to $10.0 million for the same period one year ago. The provision for loan losses for the six months ended June 30, 2005 was $1.4 million as compared to $1.7 million for the same period one year ago. This decrease is due to a reduction in classified loans.

Non-interest income increased 15% to $3.5 million for the six months ended June 30, 2005, as compared to $3.0 million for the same period one year ago. The increase in non-interest income is primarily due to an increase of $241,000 in fee income from the Bank’s Banco de la Gente branches, an increase of $94,000 in debit card fee income and an increase of $48,000 in mortgage banking income.

Non-interest expense increased 10% to $10.6 million for the six months ended June 30, 2005, as compared to $9.6 million for the same period last year. The increase in year-to-date non-interest expense included an increase of $487,000 or 9% in salaries and benefits expense primarily due to normal salary increases and increased incentive expense, an increase of $179,000 or 10% in occupancy expense, primarily due to an increase in furniture and equipment expense and lease expense, and an increase of $301,000 or 13% in non-interest expenses other than salary, benefits and occupancy expenses primarily due to an increase of $118,000 in advertising expense.

Total assets as of June 30, 2005 amounted to $709.6 million, an increase of 3% compared to total assets of $686.1 million at June 30, 2004. This increase is primarily attributable to an increase in available for sale securities combined with an increase in loans. Available for sale securities increased 15% to $105.8 million as of June 30, 2005 compared to $91.8 million as of June 30, 2004, the result of additional securities purchases, which were partially offset by paydowns on mortgage-backed securities, calls and maturities. Loans increased 1% to $551.1 million as of June 30, 2005 compared to $546.6 million as of June 30, 2004. The 15% increase in available for sale securities and the 1% increase in loans reflect management’s directed effort to increase investment securities as a percentage of total assets in an effort to reduce the credit risk in the balance sheet.

Non-performing assets totaled $7.7 million at June 30, 2005 or 1.09% of total assets, compared to $5.7 million at June 30, 2004 or 0.84% of total assets. The allowance for loan losses at June 30, 2005 amounted to $8.0 million or 1.46% of total loans compared to $9.2 million or 1.67% of total loans at June 30, 2004. While non-performing loans increased at June 30, 2005 compared to June 30, 2004, total classified loans, including non-performing loans decreased by $10.3 million. That is the primary factor contributing to the decrease in the allowance for loan losses at June 30, 2005 when compared to 2004.

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE THREE

Deposits amounted to $568.8 million as of June 30, 2005, representing an increase of 3% over deposits of $551.0 million at June 30, 2004. Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and certificates of deposits of denominations less than $100,000, increased $19.0 million to $417.8 million at June 30, 2005 as compared to $398.7 million at June 30, 2004 primarily due to an increase of $19.2 in non-interest bearing demand deposits. Certificates of deposit in amounts greater than $100,000 or more totaled $151.1 million at June 30, 2005 as compared to $152.3 million at June 30, 2004.

Shareholders’ equity increased to $52.6 million, or 7.42% of total assets, at June 30, 2005 as compared to $48.1 million, or 7.02% of total assets, at June 30, 2004. The net increase in common stock and retained earnings from June 30, 2004 to June 30, 2005 amounted to $3.5 million due to net income earned for the period, which was combined with a $964,000 increase in accumulated other comprehensive income from June 30, 2004 to June 30, 2005 due to an increase in the market value of available for sale securities.

Peoples Bank operates entirely in North Carolina, with eleven offices throughout Catawba County, one office in Alexander County, three offices in Lincoln County and two offices in Mecklenburg County. The Company’s common stock is publicly traded over the counter and is quoted on the Nasdaq National Market under the symbol “PEBK.” Scott and Stringfellow, Inc., Ryan, Beck & Co., Sterne Agee & Leach, Inc. and Trident Securities, Inc. are market makers for the Company’s shares.

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,”“anticipate,”“estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2004.

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE FOUR

CONSOLIDATED BALANCE SHEETS
June 30, 2005, December 31, 2004 and June 30, 2004

	June 30, 2005	December 31, 2004	June 30, 2004
	(Unaudited)		(Unaudited)
ASSETS:
Cash and due from banks	$20,211,985	$15,067,871	$16,460,131
Federal funds sold	2,767,000	1,723,000	4,293,000
Cash and cash equivalents	22,978,985	16,790,871	20,753,131

Investment securities available for sale	105,768,532	105,598,106	91,828,182
Other investments	6,494,249	5,396,959	4,621,973
Total securities	112,262,781	110,995,065	96,450,155

Loans	551,104,351	535,467,733	546,596,277
Mortgage loans held for sale	3,356,750	3,783,175	2,929,920
Less: Allowance for loan losses	(8,021,456)	(8,048,627)	(9,153,088)
Net loans	546,439,645	531,202,281	540,373,109

Premises and equipment, net	13,008,791	12,742,730	12,683,803
Accrued interest receivable and other assets	14,868,797	14,617,125	15,810,828
Total assets	$709,558,999	$686,348,072	$686,071,026

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$94,679,521	$78,024,194	$75,433,797
NOW, MMDA & Savings	184,084,578	193,917,507	180,408,549
Time, $100,000 or more	151,069,343	154,300,926	152,285,659
Other time	139,014,564	130,279,446	142,900,246
Total deposits	568,848,006	556,522,073	551,028,251

Demand notes payable to U.S. Treasury	801,899	1,184,392	1,215,526
FHLB borrowings	69,000,000	59,000,000	67,500,000
Junior subordinated debentures	14,433,000	14,433,000	14,433,000
Accrued interest payable and other liabilities	3,832,783	4,270,755	3,745,709
Total liabilities	656,915,688	635,410,220	637,922,486

Shareholders' Equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued
and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and
outstanding 3,453,312 shares in 2005
and 3,448,341 shares in 2004	41,378,990	35,040,390	35,301,274
Retained earnings	11,933,784	16,018,206	14,480,780
Accumulated other comprehensive income	(669,463)	(120,744)	(1,633,514)
Total shareholders' equity	52,643,311	50,937,852	48,148,540

Total liabilities and shareholders' equity	$709,558,999	$686,348,072	$686,071,026

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE FIVE

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2005 and 2004

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$9,220,187	$7,913,382	$17,682,125	$15,980,196
Interest on federal funds sold	1,424	6,787	2,905	9,427
Interest on investment securities:
U.S. Government agencies	854,201	668,074	1,702,557	1,282,084
States and political subdivisions	180,633	163,149	362,495	312,854
Other	91,925	95,395	178,957	196,987
Total interest income	10,348,370	8,846,787	19,929,039	17,781,548

INTEREST EXPENSE:
NOW, MMDA & Savings deposits	641,962	411,448	1,275,282	776,105
Time deposits	2,101,247	1,783,441	3,890,924	3,674,643
FHLB borrowings	710,008	643,017	1,421,784	1,288,824
Junior subordinated debentures	225,516	162,371	432,990	324,743
Other	7,045	1,487	11,111	3,159
Total interest expense	3,685,778	3,001,764	7,032,091	6,067,474
NET INTEREST INCOME	6,662,592	5,845,023	12,896,948	11,714,074
PROVISION FOR LOAN LOSSES	723,000	868,000	1,413,000	1,727,000
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	5,939,592	4,977,023	11,483,948	9,987,074

OTHER INCOME:
Service charges	947,309	881,111	1,752,569	1,684,355
Other service charges and fees	270,865	148,299	515,492	327,030
Mortgage banking income	101,640	84,481	204,756	156,781
Insurance and brokerage commission	102,761	97,964	212,520	256,203
Miscellaneous	419,180	318,851	794,487	606,392
Total other income	1,841,755	1,530,706	3,479,824	3,030,761
OTHER EXPENSES:
Salaries and employee benefits	2,971,764	2,766,467	6,034,266	5,547,068
Occupancy	988,560	893,757	1,957,626	1,778,836
Other	1,340,364	1,213,243	2,567,644	2,267,053
Total other expenses	5,300,688	4,873,467	10,559,536	9,592,957

INCOME BEFORE INCOME TAXES	2,480,659	1,634,262	4,404,236	3,424,878
INCOME TAXES	872,600	547,000	1,519,400	1,159,700

NET INCOME	$1,608,059	$1,087,262	$2,884,836	$2,265,178
PER SHARE AMOUNTS
Basic net income	$0.47	$0.31	$0.84	$0.66
Diluted net income	$0.46	$0.31	$0.82	$0.65
Cash dividends	$0.10	$0.09	$0.20	$0.18
Book value	$15.24	$13.90	$15.24	$13.90

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE SIX

FINANCIAL HIGHLIGHTS
For the three and six months ended June 30, 2005 and 2004

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for Sale Securities	$105,390,837	$89,071,254	$104,942,742	$84,590,201
Loans	544,530,464	549,536,758	541,729,602	551,447,130
Earning Assets	657,009,205	647,297,485	653,698,327	644,328,763
Assets	696,398,878	680,374,972	692,213,129	677,112,978
Deposits	564,528,230	557,550,568	559,407,549	553,539,069
Shareholders' Equity	52,568,462	49,798,662	53,072,781	50,464,084

SELECTED KEY DATA:
Net Interest Margin (tax equivalent)	4.15%	3.70%	4.06%	3.72%
Return on Average Assets	0.93%	0.64%	0.84%	0.67%
Return on Average Shareholders' Equity	12.27%	8.78%	10.96%	9.03%
Shareholders' Equity to Total Assets (Period End)	7.42%	7.02%	7.42%	7.02%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$7,419,580	$8,928,914	$8,048,627	$9,722,267
Provision for loan losses	723,000	868,000	1,413,000	1,727,000
Charge-offs	(276,738)	(696,322)	(1,681,002)	(2,418,702)
Recoveries	155,614	52,496	240,831	122,523
Balance, end of period	$8,021,457	$9,153,088	$8,021,456	$9,153,088

ASSET QUALITY:
Non-accrual Loans			$6,842,387	$4,093,854
90 Days Past Due and still accruing			208,693	422,600
Other Real Estate Owned			660,030	1,228,841
Repossed Assets			-	-
Total Non-performing Assets			$7,711,110	$5,745,295
Non-performing Assets to Total Assets			1.09%	0.84%
Allowance for Loan Losses to Non-performing Assets			104.02%	159.31%
Allowance for Loan Losses to Total Loans			1.46%	1.67%

LOAN RISK GRADE ANALYSIS:	Percentage of Loans		General Reserve
	By Risk Grade*		Percentage
	6/30/2005	6/30/2004	6/30/2005	6/30/2004
Risk 1 (Excellent Quality)	15.10%	12.69%	0.15%	0.15%
Risk 2 (High Quality)	20.58%	22.94%	0.50%	0.50%
Risk 3 (Good Quality)	55.79%	53.43%	1.00%	1.00%
Risk 4 (Management Attention)	5.05%	5.56%	2.50%	2.50%
Risk 5 (Watch)	0.67%	1.09%	7.00%	7.00%
Risk 6 (Substandard)	0.87%	2.26%	12.00%	12.00%
Risk 7 (Low Substandard)	0.68%	1.27%	25.00%	25.00%
Risk 8 (Doubtful)	0.00%	0.00%	50.00%	50.00%
Risk 9 (Loss)	0.00%	0.00%	100.00%	100.00%

*Excludes non-accrual loans
At June 30, 2005 there was one relationship exceeding $1.0 million (which totaled $1.1 million) in the Watch risk grade, two relationships exceeding $1.0 million each (which totaled $2.6 million) in the Substandard risk grade and one relationship exceeding $1.0 million (which totaled $3.2 million) in the Low Substandard risk grade. Balances of individual relationships exceeding $1.0 million in these risk grades ranged from $1.1 million to $3.2 million. These customers continue to meet payment requirements and these relationships would not become non-performing assets unless they are unable to meet those requirements.

(END)